Joint Filer Information

Names:   Laurence S. Levy and Royalty Management, Inc.

Address: c/o Hyde Park Holdings, Inc
         595 Madison Avenue, 35th floor
         New York, New York 10022

Designated Filer:                  Royalty Holdings LLC

Issuer and Ticker Symbol:          Regency Affiliates, Inc. (RAFI.OB)

Date of Event requiring Statement: 7/3/03

The undersigned, Laurence S. Levy and Royalty Management, Inc., are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Royalty Holdings LLC with respect to the beneficial ownership of securities of Regency Affiliates, Inc.

                          ROYALTY MANAGEMENT, INC.


                          By: /s/ Laurence S. Levy         /s/ Laurence S. Levy
                              -----------------------      ---------------------
                          Name:  Laurence S. Levy          Laurence S. Levy
                          Title: President

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